Exhibit 99.5

GLOBAL CORPORATE SERVICES (GCS) OVERVIEW Bill Concannon Chief Executive Officer, Global Corporate Services

GCS OVERVIEW Organizational design Workplace strategy Land use analysis and strategy Fiscal and economic impact analysis Global execution of transactions with a portfolio-wide focus Portfolio optimization Lease administration services Multiple-transaction focus Operations and maintenance Energy services Health, safety and security Environment and sustainability Program management One-off project management Moves, adds, changes FUSION sourcing platform 2,700 PJM professionals worldwide 5,600+ Transaction professionals worldwide1 Approx. 200 consultants Strategic Consulting services often lead to long-term contracts in FM, TAP, and PJM 1. Includes Brokerage professionals Facilities Management Transaction and Portfolio Services Project Management Strategic Consulting GCS is a Full Service Outsourcing Business Approx. 1 billion SF managed in 105 countries

GCS 2013 HIGHLIGHTS Ranked as the top real estate firm in the Global Outsourcing 100 (#4 out of 100) Global GCS Revenue was $1.4B through YTD Q3 2013, which represents 13% increase YOY Progress made against key initiatives related to Talent, Enhancing Client Solutions and Driving Operational Excellence Closed an acquisition in the Healthcare vertical (KLMK Group) and announced an agreement to acquire a UK-based Facilities Management Engineering Services company (Norland Managed Services) NEW CONTRACTS EXPANSIONS RENEWALS

MACRO TRENDS CORPORATE REAL ESTATE (CRE) TREND OPPORTUNITY FOR GCS Centralization and globalization of CRE departments Opportunity to leverage global, integrated platform to help multi-national corporations manage real estate across multiple geographies Demand for self performance of technical services Opportunity for CBRE to grow revenues across a larger portion of the facilities supply chain Demand for top talent Opportunity to demonstrate subject matter expertise in areas such as Energy & Sustainability, Strategic Sourcing, and Labor Analytics Workplace transformation continues Opportunity to help organizations through Portfolio Advisory, Transactions and Alternative Workplace Strategy Driving Demand for GCS Outsourcing Services

CBRE ADVANTAGES Operates and manages over 100K buildings, serving 300+ clients in over 50 countries Integrated offering serving virtually all corporate real estate needs Strong technology platform with constant innovation to better serve the client Few competitors have the scale and depth of GCS Organization structured to provide executive oversight on each major account Leadership and Executive Team obsessively focused on top clients External client surveys conducted yearly through a 3rd party. Account satisfaction consistently monitored Top line has grown by double digits over the past 4 years Growth provides ability to continually re-invest in platform (e.g. People and Technology) Strong brand recognition in key product offerings FULL SERVICE PROVIDER WITH GLOBAL SCALE CLIENT-CENTRIC OPERATING MODEL INVESTMENTS IN STRATEGIC GROWTH AREAS PJM TAP SC FM CLIENT

GCS GROWTH OPPORTUNITIES EXPAND SELF-PERFORM MODEL EXPAND SHARE OF WALLET EXPAND OUTSIDE NORTH AMERICA M&A ACTIVITY 300+ Corporate Accounts Technical Services expansion: Building Engineering and Technical work Energy Management & Sustainability Critical Environments Mobile Maintenance Estimated total market: $50-$60 billion